UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2017
THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a) On January 24, 2017, the Audit and Ethics Committee of the Board of Directors (the “Audit and Ethics Committee”) of The Brink’s Company (the “Company”) approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for its fiscal year ended December 31, 2017, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017.
In light of the Company’s continued focus on cost control, the Audit and Ethics Committee engaged in a competitive auditor selection process, which involved several international registered public accounting firms that the Audit and Ethics Committee believed might be able to serve as auditor for the Company, including KPMG LLP (“KPMG”), with which the Company has had a long and positive relationship. As part of the process, the Audit and Ethics Committee carefully considered, among other things, the firms’ global presence and resources in countries outside of the U.S., the capabilities of each firm and its primary engagement team, the strength of each firm’s national office, the firms’ responsiveness, the proposed approach to scoping the audit, and the firms’ proposed fee structures. After consideration of these and other relevant factors, the Audit and Ethics Committee determined to engage Deloitte to serve as the Company’s independent registered public accounting firm.
The dismissal of KPMG as the Company’s independent registered public accounting firm did not result from any dissatisfaction with the quality of professional services rendered by KPMG.
During the Company’s two most recent fiscal years ended December 31, 2015 and December 31, 2016 and in the subsequent interim period through January 24, 2017, neither the Company nor anyone on its behalf consulted Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in connection with which either a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.
(b) On January 24, 2017, the Audit and Ethics Committee approved the dismissal of KPMG LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016 and previous years. Accordingly, on January 24 the Company notified KPMG that its dismissal will become effective upon the issuance by KPMG of its reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2016, and on the effectiveness of internal control over financial reporting as of December 31, 2016, which will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s two most recent fiscal years and in the subsequent interim period prior to January 24, 2017, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or “reportable events”(as that term is described in Item 304(a)(1)(v) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreement in connection with its reports on the financial statements for such periods.
The Company provided KPMG with a copy of the disclosure contained in this Current Report on Form 8-K prior to the time this Current Report on Form 8-K was filed with the Securities and Exchange Commission (the “SEC”) and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects to which it does not agree. A copy of KPMG’s letter, dated January 25, 2017, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2017, the Board of Directors of the Company approved the amendment and restatement of the Company’s Bylaws to:

•
provide that shareholders owning at least 20% of the outstanding shares of the Company’s stock entitled to vote may request that the Company call a special meeting of shareholders, provided that such shareholder (or shareholders) satisfies the requirements set forth in Article IV, Section 11 of the Bylaws; and

•	decrease the number of persons serving on the Board from nine to eight.

The foregoing description of the amendment and restatement of the Company’s Bylaws is qualified in its entirety by reference to the full text of the Company’s Bylaws, as amended and restated, attached as Exhibit 3(ii) and incorporated herein by reference.

Item 9.01.		Financial Statements and Exhibits.

(d)	Exhibits

	3(ii)	Bylaws of The Brink’s Company, as amended and restated, effective January 20, 2017
	16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated January 25, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: January 25, 2017	By:	/s/Ronald J. Domanico
Ronald J. Domanico Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3(ii)	Bylaws of The Brink’s Company, as amended and restated, effective January 20, 2017

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated January 25, 2017

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